UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2025 (December 31, 2024)

Independent Bank Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Texas	001-35854	13-4219346
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

7777 Henneman Way

McKinney, TX 75070-1711

(Address of principal executive offices)

(Zip Code)

(972) 562-9004

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value, $0.01	IBTX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

This Current Report on Form 8-K is being filed in connection with the completion (the “Closing”) on January 1, 2025 (the “Closing Date”) of the previously announced merger of Independent Bank Group, Inc., a Texas corporation (“IBTX”), with and into SouthState Corporation, a South Carolina corporation (“SouthState”), pursuant to the Agreement and Plan of Merger, dated as of May 17, 2024 (the “Merger Agreement”), by and between IBTX and SouthState.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”) on the Closing Date, (i) IBTX merged with and into SouthState, with SouthState continuing as the surviving corporation (the “Merger”), and (ii) immediately following the Merger, Independent Bank (d/b/a Independent Financial), a Texas state chartered bank and wholly owned bank subsidiary of IBTX, merged with and into SouthState Bank, National Association, a national banking association and wholly owned bank subsidiary of SouthState (“SouthState Bank”), with SouthState Bank continuing as the surviving bank (the “Bank Merger”).

Pursuant to the Merger Agreement, at the Effective Time, each share of common stock, par value $0.01 per share, of IBTX (“IBTX Common Stock”) that was issued and outstanding immediately prior to the Effective Time, other than certain shares held by SouthState and IBTX, was converted into the right to receive 0.60 shares (the “Exchange Ratio”) of common stock, par value $2.50 per share, of SouthState (“SouthState Common Stock”). No fractional shares of SouthState Common Stock were issued in connection with the Merger. Each holder of IBTX Common Stock converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of SouthState Common Stock (after taking into account all shares held by such holder) will instead receive cash (without interest) in lieu of such fractional share in accordance with the terms of the Merger Agreement.

In addition, pursuant to the Merger Agreement, at the Effective Time, each outstanding restricted stock award with respect to shares of IBTX Common Stock vested and was converted into the right to receive a number of shares of SouthState Common Stock equal to the product (rounded to the nearest whole number) of (a) the number of shares of IBTX Common Stock subject to such award multiplied by (b) the Exchange Ratio. Each outstanding performance restricted stock unit award with respect to shares of IBTX Common Stock vested and was converted into the right to receive (a) a number of shares of SouthState Common Stock equal to the product (rounded to the nearest whole number) of (i) the number of shares of IBTX Common Stock subject to such award immediately prior to the Effective Time based on target performance multiplied by (ii) the Exchange Ratio, plus (b) a cash payment in respect of any accrued but unpaid dividend equivalents on such award.

The foregoing description of the Merger, the Bank Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed hereto as Exhibit 2.1 and incorporated herein by reference.

The total aggregate consideration payable in the Merger was approximately 24.9 million shares of SouthState Common Stock. The issuance of shares of SouthState Common Stock in connection with the Merger was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-4 (File No. 333-280541) filed by SouthState with the Securities and Exchange Commission (the “Commission”) and declared effective on July 16, 2024 (the “Registration Statement”). The joint proxy statement/prospectus included in the Registration Statement (the “Joint Proxy Statement/Prospectus”) contains additional information about the Merger Agreement and the transactions contemplated thereby.

Item 1.02.	Termination of a Material Definitive Agreement.

On January 17, 2019, IBTX entered into a Credit Agreement (the “Credit Agreement”) with U.S. Bank National Association (the “Lender”). Pursuant to the Credit Agreement, the Lender committed, subject to the terms and conditions set forth in the Credit Agreement, to make revolving loans to IBTX for an aggregate amount not to exceed $100 million. The Credit Agreement was terminated upon the Closing.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 31, 2024, the NASDAQ was notified that the Closing of the Merger would be effective as of January 1, 2025 and it has been requested that the NASDAQ (1) suspend trading of IBTX Common Stock, (2) withdraw IBTX Common Stock from listing on the NASDAQ, in each case, prior to the open of trading on January 2, 2025, and (3) file with the Commission a notification of delisting of IBTX Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, IBTX Common Stock will no longer be listed on the NASDAQ. In furtherance of the foregoing, SouthState, as successor to IBTX, intends to file with the Commission certifications on Form 15 under the Exchange Act requesting the deregistration of IBTX Common Stock, the 4.00% fixed-to-floating rate subordinated notes due 2030 and the 8.375% fixed-to-floating rate subordinated debentures due August 15, 2034, in each case, under Section 12(g) of the Exchange Act and the corresponding immediate suspension of IBTX’s reporting obligations under Sections 13 and 15(d) of the Exchange Act as promptly as practicable, and to cease filing any further periodic reports with respect to IBTX since it no longer as a result of the Merger exists as a separate legal entity.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03.	Material Modification of Rights of Security Holders.

The information set forth in the Introductory Note and under Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

At the Effective Time, each holder of IBTX Common Stock immediately prior to the Effective Time ceased to have any rights as a shareholder of IBTX other than the right to receive the Merger Consideration (as defined in the Merger Agreement) pursuant to the Merger Agreement.

Item 5.01.	Changes in Control of Registrant.

At the Effective Time, IBTX was merged with and into SouthState pursuant to the Merger Agreement, with SouthState surviving the Merger and continuing as the surviving corporation.

The information set forth in the Introductory Note and under Items 2.01, 3.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of the Effective Time, and pursuant to the terms of the Merger Agreement, IBTX’s directors and executive officers ceased serving as directors and executive officers of IBTX. In addition, as of the Effective Time and in accordance with the Merger Agreement, the following individuals, each of whom was a member of the board of directors of IBTX immediately prior to consummation of the Merger, were appointed to the board of directors of SouthState: David R. Brooks, G. Stacy Smith and Janet P. Froetscher.

Further, as of immediately prior to the Effective Time, the employment agreement, dated as of July 15, 2021, by and among IBTX, Independent Bank and John G. Turpen terminated and is of no further force or effect.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the Amended and Restated Certificate of Formation and the Sixth Amended and Restated Bylaws of IBTX ceased to be in effect by operation of law and the organizational documents of SouthState (as successor to IBTX by operation of law) remained the Amended and Restated Articles of Incorporation of SouthState and the Amended and Restated Bylaws of SouthState, in each case as in effect as of immediately prior to the Effective Time. Copies of the Amended and Restated Articles of Incorporation, the First, Second, Third and Fourth Amendments to the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws of SouthState are filed as Exhibits 3.1, 3.2, 3.3, 3.4, 3.5 and 3.6 of this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of May 17, 2024, by and between IBTX and SouthState (incorporated by reference to Exhibit 2.1 to IBTX’s Current Report on Form 8-K, filed with the SEC on May 17, 2024).*
3.1	Amended and Restated Articles of Incorporation of SouthState filed October 24, 2014 (incorporated by reference to Exhibit 3.1 to SouthState’s Quarterly Report on Form 8-K, filed with the SEC on October 28, 2019).
3.2	Articles of Amendment, dated October 25, 2017, to the Amended and Restated Articles of Incorporation of SouthState (incorporated by reference to Exhibit 3.1 to SouthState’s Current Report on Form 8-K, filed with the SEC on October 26, 2017).
3.3	Articles of Amendment effective June 7, 2020, to the Amended and Restated Articles of Incorporation of SouthState (incorporated by reference to Exhibit 3.1 to SouthState’s Current Report on Form 8-K, filed with the SEC on June 8, 2020).
3.4	Articles of Amendment dated September 1, 2021, to the Amended and Restated Articles of Incorporation of SouthState (incorporated by reference to Exhibit 3.1 to SouthState’s Current Report on Form 8-K, filed with the SEC on September 3, 2021).
3.5	Amended and Restated Bylaws of SouthState Corporation dated May 26, 2022 (incorporated by reference to Exhibit 3.1 to SouthState’s Current Report on Form 8-K, filed with the SEC on May 31, 2022).
3.6	Amended and Restated Bylaws of SouthState Corporation dated April 26, 2023 (incorporated by reference to Exhibit 3.1 to SouthState’s Quarterly Report on Form 10-Q, filed with the SEC on August 4, 2023).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules (or similar attachments) have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplemental copies of any of the omitted schedules (or similar attachments) upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHSTATE CORPORATION As successor by merger to Independent Bank Group, Inc.

By:	/s/ William E. Matthews, V
Name:	William E. Matthews, V
Title:	Senior Executive Vice President, Chief Financial Officer

Date: January 2, 2025

5